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                                  EXHIBIT 99.1
                                  ------------


CONTACT
JOSEPH P. O'NEILL
VICE PRESIDENT FINANCE - CFO
(920) 751-4981

ABT Building Products Corporation
Announces Management Succession Strategy

FOR IMMEDIATE RELEASE:


                                                                  August 3, 1998


         Neenah, WI - George T. Brophy, Chairman and Chief Executive Officer of ABT Building Products Corporation (NASDAQ:ABTC) announced today the promotion of Richard E. Parker to the position of President and Chief Operating Officer. In the announcement, Brophy said this was a first step in a management succession program prior to his retirement in January 2000.

         Parker's most recent assignment has been Executive Vice President of the Specialty Products Division.

         ABT Building Products Corporation produces specialty building products manufactured from engineered wood, plastics and fiber cement. Premium products include paneling, mouldings, exterior shutters, exterior accessories, doorskins and siding. The major markets served are home improvement, remodeling, commercial and new construction.

         (HOME PAGE ADDRESS ON THE WORLD WIDE WEB - HTTP://WWW.ABTCO.COM.)